Exhibit 23.4


August 7, 1997


ThermoEnergy Corporation
323 Center Street, Suite 1300
Little Rock, Arkansas  72201

Gentlemen:

     We hereby consent to the use of our name as your counsel in connection with the Registration Statement on Form SB-2 (No. 333-21613) and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                        Very truly yours,


                                        WARING COX, PLC